Exhibit 99.1

Page 1 of 2 – TRX REPORTS 2011 RESULTS

TRX REPORTS 2011 RESULTS

Data Intelligence Revenues Are Highest in Three Years

ATLANTA, 6 MARCH 2012 — TRX, Inc. (www.trx.com) (OTCQB: TRXI), a world-leading provider of travel technology, process automation, consulting and data services, today reported financial results for the fourth quarter and year ended 31 December 2011.

Total revenues excluding client reimbursements for the quarter were $11.4 million, compared with $14.0 million in the fourth quarter of 2010. Net income for the quarter was $0.9 million, compared to $0.8 million in the fourth quarter of 2010. Net income per diluted share was $0.05 for the quarter, compared to $0.04 for the fourth quarter of 2010. Revenues from transaction processing services for the quarter were $8.2 million, compared to $10.8 million in the fourth quarter of 2010. Revenues from data intelligence services remained flat, totaling $3.2 million for the fourth quarters of 2011 and 2010.

Adjusted EBITDA was $1.9 million for the quarter, compared to $1.3 million in the fourth quarter of 2010, an increase of 46%.

For the year ended 31 December 2011, total revenues excluding client reimbursements were $49.0 million, compared with $56.2 million in the prior year. Net income for the year was $1.3 million, or $0.07 per diluted share, compared to $2.1 million, or $0.11 per diluted share in 2010. Adjusted EBITDA for the year was $6.2 million, including a $1.5 million gain on an asset sale, compared to $6.9 million in 2010.

“We delivered a strong year for our clients, our employees and our shareholders,” said Shane Hammond, President and CEO of TRX, Inc. “Our data intelligence platform continues to lead the industry in terms of its feature functionality. We are extending our dashboard outputs to tablets and smart phones in 2012, and to our clients’ intranets via Web Services API in the next couple of days. As we diversify our revenue base away from a select few clients, and towards hundreds of clients, we expect to see our core products at TRX deliver profitable revenue growth in 2012.”

David Cathcart, Chief Financial Officer, added, “We more than doubled our operating cash flow in 2011, and closed out 2011 with our lowest level of debt in over five years. Our primary financial priority is generating incremental profitable revenue growth by furthering our scalable offerings in the marketplace.”

Based on management’s expectations, TRX provided its calendar year 2012 financial guidance as follows:

•	Revenues of $45 to $47 million

•	Adjusted EBITDA of $4.5 to $5.5 million

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Free Cash Flow provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide a baseline for assessing the Company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments, interest expense and taxes. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Free Cash Flow consists of GAAP cash flow from operating activities minus capital expenditures. Free Cash Flow provides a useful indicator about the Company’s ability to fund its operations and repay its debts.

-MORE-

Copyright 2012 TRX, Inc. All rights reserved.

Page 2 of 2 – TRX REPORTS 2011 RESULTS

TRX’s calculation of EBITDA, Adjusted EBITDA and Free Cash Flow are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income and Free Cash Flow to Net Cash Provided by Operations are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the years ended December 31, 2010 and 2011.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

Pre-recorded Call Information

After the earnings release has been furnished to the SEC, a pre-recorded call, together with a slide presentation offering additional comments on the quarter will be available to all investors at www.trx.com under the Investors section of the website, both as a webcast and in the form of transcript. An archived webcast, transcript and slide presentation will remain available on the Company's website for approximately 90 days.

Links to Financial Reports

•	TRX 4th Qtr 2011 Earnings Release Financial Statements - P&L
•	TRX 4th Qtr 2011 Earnings Release Financial Statements

About TRX

TRX is a world-leading travel technology and data services provider, offering more than 20 software-as-a-service utilities for enabling profile and itinerary management, reservation processing, data intelligence, and process automation. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. We provide patented savings maximization solutions via our travel analytics consulting practice, extending spend management services to travel buyers all over the world. We complement all of these offerings with a global workforce focused on travel process automation and reengineering. For more information about TRX or to contact a TRX sales office, phone 404.929.6100 or visit the Company's website at www.trx.com.

Investor Contacts:	David Cathcart
Chief Financial Officer, TRX, Inc.
(404) 929-6154

Media Contacts:	John Broaddus
Vice President, Sales and Marketing, TRX, Inc.
(404) 417-7197

###

Copyright 2012 TRX, Inc. All rights reserved.

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2011	2010	2011	2010
REVENUES:
Transaction processing	$8,190	$10,815	$37,115	$44,764
Data intelligence	3,227	3,217	11,888	11,470

Transaction and other revenues	11,417	14,032	49,003	56,234
Client reimbursements	70	140	365	497

Total revenues	11,487	14,172	49,368	56,731

EXPENSES:
Operating	7,897	8,611	31,902	33,645
Selling, general and administrative	2,302	3,113	9,377	12,131
Technology development	792	1,002	3,162	3,657
Client reimbursements	70	140	365	497
Impairment of goodwill	80	89	316	323
Gain on disposal of assets	(1,468)	—	(1,468)	—
Depreciation and amortization	628	1,021	3,437	4,094

Total expenses	10,301	13,976	47,091	54,347

OPERATING INCOME	1,186	196	2,277	2,384

INTEREST (EXPENSE) INCOME:
Interest income	8	7	32	13
Interest expense	(107)	(165)	(476)	(685)

Total interest expense, net	(99)	(158)	(444)	(672)

INCOME BEFORE INCOME TAXES	1,087	38	1,833	1,712

INCOME TAX PROVISION (BENEFIT)	225	(758)	508	(399)

NET INCOME	$862	$796	$1,325	$2,111

Net Income per Share
Basic and diluted	$0.05	$0.04	$0.07	$0.11

Weighted Average Shares Outstanding
Basic	18,496	18,466	18,479	18,466
Diluted	18,863	18,482	18,696	18,533

Other Data:
Adjusted EBITDA	$1,931	$1,335	$6,151	$6,926
Capital expenditures	$889	$681	$2,338	$2,855

	As of December 31, 2011	As of December 31, 2010

Consolidated Balance Sheet and Cash Flow Data:
Cash and cash equivalents	$2,153	$2,565
Total shareholders’ equity (deficit)	$429	$(629)

	Twelve Months Ended December 31,
	2011	2010
Free cash flow	$1,461	$(1,107)

TRX, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income	$862	$796	$1,325	$2,111
Depreciation and amortization	628	1,021	3,437	4,094
Interest expense, net	99	158	444	672
Income tax provision (benefit)	225	(758)	508	(399)

EBITDA	1,814	1,217	5,714	6,478
Impairment of goodwill	80	89	316	323
Stock compensation expense	37	29	121	125

Adjusted EBITDA	$1,931	$1,335	$6,151	$6,926

Reconciliation of Net Cash Provided by Operations to Free Cash Flow

	Twelve Months Ended December 31,
	2011	2010
Net cash provided by operating activities	$3,799	$1,748
Capital expenditures	(2,338)	(2,855)

Free cash flow	$1,461	$(1,107)